EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Ecofin Tax-Exempt Private Credit Fund, Inc. does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Ecofin Tax-Exempt Private Credit Fund, Inc. for the period ended March 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Ecofin Tax-Exempt Private Credit Fund, Inc. for the stated period.

/s/ P. Bradley Adams	/s/ Courtney Gengler
P. Bradley Adams Chief Executive Officer Ecofin Tax-Exempt Private Credit Fund, Inc.	Courtney Gengler Principal Financial Officer and Treasurer Ecofin Tax-Exempt Private Credit Fund, Inc.

Dated: June 5, 2023	Dated: June 5, 2023

This certification is being furnished pursuant to Item 13(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Ecofin Tax-Exempt Private Credit Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.